Exhibit 10.1
EXTENSION AMENDMENT TO
EMPLOYMENT AGREEMENT

This Extension Amendment (this “Amendment”) is entered into as of April 25, 2023 (the “Amendment Date”), between ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Company”), and ROBERT A. KOTICK (the “CEO”) in order to amend, effective as of March 30, 2023, as follows that certain Employment Agreement, dated as of October 1, 2016 and as amended as of April 28, 2021 (the “Employment Agreement”), between the Company and the CEO.
R E C I T A L S:
WHEREAS, the Company and the CEO are parties to the Employment Agreement, the term of which expired March 31, 2023;
WHEREAS, the Compensation Committee (the “Compensation Committee”) of the Board approved the execution and delivery of this Amendment by the Company at a meeting of the Compensation Committee held on March 30, 2023.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Effectiveness; Employment Period. The first sentence of Section 2 of the Employment Agreement is hereby deleted and replaced with the following, effective as of March 30, 2023:

“The employment of the CEO under the terms of this Agreement (the “Employment Period”) shall commence on the Effective Date and terminate on March 31, 2024 (the “Expiration Date”).”

2.No other Changes to the Employment Agreement. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first set forth above.

EMPLOYER: Activision Blizzard, Inc. By: /s/ Julie Hodges Julie Hodges Chief People Officer	EMPLOYEE: By: /s/ Robert A. Kotick Robert A. Kotick

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